Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com
FOR IMMEDIATE RELEASE
ASTROTECH REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS
•	Astrotech Space Operations (“ASO”), the Company’s core business, supported two Air Force missions which launched in the first quarter 2011, AEHF-1 and SBSS
•	1st Detect received a Small Business Innovation Research (SBIR) Phase II contract for $735,000 from the Joint Science and Technology Office for Chemical and Biological Defense
•	GAAP cash flow of $1.6 million the quarter ended September 30, 2010 resulting in $9.7 million in cash and cash equivalents at September 30, 2010
Austin, Texas, November 5, 2010 — Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced financial results for its fiscal year 2011 first quarter ended September 30, 2010.
“Over the last six months we have worked to improve our competitive position through cost cutting measures, debt restructuring and increasing our cash on hand,” said Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech. “As a service provider to the U.S. Government, we value the benefits of a solid customer base, both operationally and financially. Our reliance on the launch schedule of our customers causes ASO to experience variability quarterly and from year to year in our financial results. As we begin fiscal 2011, we are entering a period where we expect less launch activity than in previous years and where we no longer have the benefit of revenue from the construction of the facility at Vandenberg Air Force Base. In an effort to keep Astrotech in a strong financial position we are reducing costs and working diligently to increase future business prospects.”
First Quarter Results
The Company posted a first quarter fiscal year 2011 net loss of $1.2 million, or $(0.07) per diluted share on revenue of $5.3 million compared with a first quarter fiscal year 2010 net income of $0.8 million, or $0.04 per diluted share on revenue of $7.8 million.
Update of Ongoing Operations
The Company’s 18-month rolling backlog, which includes contractual backlog and scheduled but uncommitted missions, was $19.9 million at September 30, 2010. The majority of the backlog is for ASO pre-launch satellite processing services, which include hardware launch preparation; advanced planning; use of unique satellite preparation facilities; and spacecraft checkout, encapsulation, fueling, transport, and command and control through launch.
In addition to providing support for missions in process at our facilities in Florida and California, ASO supported two successful launches during the first quarter. Most notable was the Air Force’s Advanced Extremely High Frequency -1 (AEHF-1) launched on a United Launch Alliance Atlas V rocket and the Air Force’s Space Based Space Surveillance (SBSS) satellite launch on an Orbital Sciences Minotaur IV rocket.

1st Detect was awarded a Small Business Innovation Research (SBIR) Phase II contract for $735,000 from the Joint Science and Technology Office for Chemical and Biological Defense in the quarter ended September 30, 2010. The funds from the contract will be used to design and develop a novel sample inlet system intended to significantly improve the sensitivity of mass spectrometers used for chemical detection in the field.
Financial Position and Liquidity
Working capital was $2.9 million as of September 30, 2010, which included $9.7 million in cash and $4.7 million of accounts receivable. Of the $9.7 million in cash at September 30, 2010, $0.1 million was obligated to funding the development of the Miniature Chemical Detector. Included in current liabilities are the Company’s $5.1 million of senior convertible notes and $3.4 million term loan, which have scheduled maturity in the next twelve months.
Subsequent to quarter end, the Company paid off the $5.1 million of its senior convertible notes which were included in current liabilities at September 30, 2010. Additionally, ASO entered into a financing arrangement on October 21, 2010 with a commercial bank that allows the Company to borrow up to $10.0 million. The proceeds of the loan agreement were used to pay off the existing commercial debt and will fund future working capital needs. The financing arrangement includes a $7.0 million term loan and a $3.0 million revolving credit facility, both at floating rates of bank prime plus 0.25% (with a 4.00% floor).
About Astrotech Corporation
Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our Astrotech Space Operations (ASO) business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough miniature chemical detector, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.
This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, the ability to expand ASO, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.
FOR MORE INFORMATION:
Scott Haywood
Corporate Marketing and Communications
Astrotech Corporation
512.485.9520
shaywood@astrotechcorp.com
Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months
	Ended September 30,
	2010	2009
	(unaudited)
Revenue	$5,306	$7,762
Costs of revenue	3,486	2,928

Gross profit	1,820	4,834

Operating expenses:
Selling, general and administrative	2,307	3,075
Research and development	823	674

Total operating expenses	3,130	3,749

Income (loss) from operations	(1,310)	1,085
Interest and other expense, net	(103)	(260)
Income (loss) before income taxes	(1,413)	825

Income tax expense	(6)	(25)

Net income (loss)	(1,419)	800

Less: Net loss attributable to noncontrolling interest*	256	—

Net income (loss) attributable to Astrotech Corp	$(1,163)	$800

Net income (loss) per share, basic	$(0.07)	$0.05
Net income (loss) per share, diluted	$(0.07)	$0.04

*	Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the September 30, 2010 10-Q filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	June 30,
	2010	2010
	(unaudited)
Assets
Cash and cash equivalents	$9,686	$8,085
Accounts receivable, net	4,746	5,676
Short-term note receivable, net	675	675
Prepaid expenses and other current assets	804	528

Total current assets	15,911	14,964

Property, plant, and equipment, net	39,479	39,920
Other assets, net	7	19

Total assets	$55,397	$54,903

Liabilities and stockholders’ equity
Current liabilities	$13,060	12,341
Long-term liabilities	948	350
Stockholders’ equity	41,389	42,212

Total liabilities and stockholders’ equity	$55,397	$54,903

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Measures
(In thousands)
Earnings Before Interest, Taxes, Depreciation and Amortization

	Three Months
	Ended September 30,
	2010	2009
	(unaudited)
EBITDA	$(760)	$1,625

Depreciation & amortization	550	540
Interest and other expense, net	103	260
Income tax expense	6	25

Net income (loss)	(1,419)	800

Net loss attributable to noncontrolling interest	(256)	—

Net income (loss) attributable to Astrotech Corporation	$(1,163)	$800

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.
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